Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sebastian Giordano, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of WPCS International Incorporated on Form 10-K for the fiscal year ended April 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of WPCS International Incorporated.

	By:	/s/ SEBASTIAN GIORDANO
Date: July 30, 2014	Name:	Sebastian Giordano
	Title:	Interim Chief Executive Officer

I, Joseph Heater, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of WPCS International Incorporated on Form 10-K for the fiscal year ended April 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of WPCS International Incorporated.

	By:	/s/ JOSEPH HEATER
Date: July 30, 2014	Name:	Joseph Heater
	Title:	Chief Financial Officer